Exhibit 10.11

Globis Acquisition Corp.

805 Third Avenue, 15th floor

New York, New York 10022

_____________, 2020

_______________

_______________

_______________

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Globis Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), _________ (the “Affiliate”) shall make available to the Company certain office space, utilities and secretarial and administrative support as may be required by the Company from time to time, situated at 805 Third Avenue, 15th floor, New York, New York 10022 (or any successor location). In exchange therefor, the Company shall pay the Affiliate the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; provided, however, that the Company may delay payment of such monthly fee upon a determination by the audit committee of the board of directors of the Company that the Company lacks sufficient funds held outside of the Trust Account (as defined below) to pay actual or anticipated expenses in connection with an initial business combination. Any such unpaid amount shall accrue without interest and either be due and payable no later than the date of the Company’s initial business combination or at the Affiliate’s option, treated as working capital loans and be convertible into warrants on terms identical to the private warrants. If the Company does not consummate an initial business combination, any accrued and unpaid amounts hereunder shall be forgiven. The Affiliate hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

Globis acquisition corp.

By:
Name:	Paul Packer
Title:	Chief Executive Officer, Chief Financial Officer and Secretary

Acknowledged and Agreed:

___________

By:
Name:
Title:

[Signature Page to Administrative Services Agreement]